EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131360, 333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, and 333-71313) and on Form S-8 (Nos. 333-203596, 333-195455, 333-188085, 333-182042, 333-172128, 333-165435, 333-157099, 333-84704, 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259 and 333-23565) of Sanmina Corporation of our report dated November 19, 2015, with respect to the consolidated balance sheet of Sanmina Corporation as of October 3, 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows, for each of the years in the two-year period ended October 3, 2015, which report appears in the October 1, 2016 annual report on Form 10-K of Sanmina Corporation.
/s/ KPMG LLP
______________________
Santa Clara, California
November 18, 2016